EXHIBIT 10.3

                                      LEASE


         E. W. RICHARDSON, JR., FRANK S. SHAW, JR., and SARAH C. SHAW, his wife, and MARY LOWRY SHAW, widow, the Lessors, and TALLAHASSEE MOTORS, INC., the Lessee, each in consideration of the agreements to be performed by the other, hereby, on this 1 day of July, 1988, agree:

         1. PROPERTY AND TERM: The Lessors hereby lease to the Lessee the real property in Leon County, Florida, described as:

         Commence at the Northwest corner of the Southeast One-Quarter of
         Section 31, Township 1 North, Range 1 East, and run East along the North boundary line of said southeast Quarter of said Section 31, which is the centerline of Park Avenue 2,192.6 feet to the centerline of Satsuma Street (now Magnolia Drive); thence East along said North boundary of said Southeast Quarter 50 feet; thence North 00 degrees 14 minutes East along the East right-of-way line of Magnolia Drive 835 feet to a point of beginning. From said POINT OF BEGINNING continue thence along the East right-of-way line of Magnolia Drive North 0 degrees 14 minutes East 251.35 feet to a point of curve of a 2 degrees 27 minutes curve, having a delta angle of 15 degrees 45 minutes and a radius of 2,342.01 feet; thence along said curve 249.1 feet; thence North 89 degrees 53 minutes East 469.9 feet; thence south 00 degrees 14 minutes West 500 feet; thence south 89 degrees 53 minutes West 456.5 feet to the POINT OF BEGINNING; containing 5.3 acres, more or less. Said land lying and being partly in the Northeast Quarter of the Northeast Quarter; and the Southeast Quarter of the Northeast Quarter of Section 31, Township 1 North, Range 1 East; partly in the Northwest Quarter of the Northwest Quarter of Section 31, Township 1 North, Range 1 East, Leon County, Florida.

         ALSO:

         Commence at the Northwest corner of the Southeast Quarter of Section 31, Township 1 North, Range 1 East, and run East along the North boundary line of said Southeast Quarter of said Section 31, which is the centerline of Park Avenue 2192.6 feet to the centerline of Satsuma Street (now Magnolia Drive); thence East along said North boundary of said Southeast Quarter 50 feet; thence North 00 degrees 14 minutes East along the East right-of-way line of Magnolia Drive 1086.35 feet to a point of curve of a 2 degree 27 minutes curve having a delta angle of 15 degrees 45 minutes and a radius of 2342.01 feet; thence along said-curve 249.1 feet to the POINT OF BEGINNING. From said POINT OF BEGINNING continue thence along said curve 25.14 feet; thence North 89 degrees 53 minutes East 472.55 feet; thence South 00 degrees 14 minutes West 25.0 feet; thence South 89 degrees 53 minutes West 469.9 feet to the POINT OF BEGINNING. Said land lying and being partly in the Northeast Quarter of the Northeast Quarter of Section 31, Township 1 North, Range 1 East; and partly in the Northwest Quarter of the Northwest Quarter of Section 32, Township 1 North, Range 1 East, Leon County, Florida.

         STREET ADDRESS: 243 North Magnolia Drive, Tallahassee, FL (the "Property")

for the term beginning at 12:01 a.m. on June 1, 1988, or if later, the Closing as defined in that certain Contract for Sale between Lessors and First Team Management, Inc., dated March 23, 1988 (the "Agreement"), and ending at 11:59 p.m. on May 31, 1998, or such later date ten (10) years after the Closing.

         2. RENT: The Lessee will pay to the Lessors, as rent for the property leased during the term, the total amount of TWO MILLION EIGHT HUNDRED EIGHTY THOUSAND DOLLARS ($2,880,000.00), subject to a termination of such payments if Lessee exercises its Option set forth in paragraph 17, in which case the lease term and the monthly payments shall end as of the date of closing said option as set forth herein, paying that amount in the following manner:

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         The sum of Twenty Four Thousand Dollars ($24,000.00) a month in advance, the first such payment to be due at the commencement of the term of this Lease and continuing each month throughout the term of the lease, each payment being payable one-half (1/2) to each Lessor.

         3. USE: The Lessee will use the leased property only for an automobile dealership, or such other business or businesses as may be connected therewith, and will make no unlawful, improper, or offensive use of the leased property. Lessors represent and warrant that Lessors' current use of the Property is in conformity with all applicable ordinances and regulations, building, zoning, environmental and other laws and the conditions of any special use or similar permits as of the commencement of the Lease Term.

         4. ASSIGNMENT OR SUB-LEASING: No assignment of this lease or sub-leasing of any part of the leased property by the Lessee or any assignee or sub-Lessee shall be valid without the written consent of the Lessors, but that consent shall not be unreasonably withheld. No assignment or sub-leasing shall relieve the assignor or sub-lessor of any obligation under this lease. Each assignee or sub-lessee shall, by assuming that status, become obligated to perform every agreement of this lease to be performed by the Lessee, except that a sub-lessee shall be obligated to perform them only insofar as they relate to the part of the property sub-leased and the rent required by the sub-lease, and shall be obligated to pay rent directly



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

to the Lessors only after default in payment by the sub-lessor and written demand from the Lessors to pay rent directly to the Lessors.

         5. ACCESS BY LESSORS: The Lessors may enter and inspect the leased property at all reasonable times.

         6. REPAIRS: The Lessee shall maintain the entire leased property in good and substantial repair, including the interior and exterior of all buildings, roofs, parking areas, roadways, fences, air conditioning and heating and plumbing. Such repairs and replacements, interior and exterior, ordinary as well as extraordinary, shall be made promptly, as and when necessary. All repairs and replacements shall be in quality and class at least equal to the original work. The agreements to repair in this paragraph also apply to any damage caused by fire or other casualty (See Paragraph 8). In the event of damage to the building which invades the structural integrity of same (including the structural integrity of the roof), not caused by an act or failure to act on the part of the Lessee, and not insurable under fire and extended coverage insurance as may be written in Florida, the Lessors shall be responsible for any such damages in excess of $10,000.00.

         7. ALTERATIONS: No alteration, addition, or improvement to the leased property shall be made by the Lessee without the written consent of the Lessors, which consent shall not be unreasonably withheld. Any alteration, addition, or improvement made, and any fixtures installed, by the Lessee after such consent

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

is given shall at the Lessors' option become the property of the Lessors upon the expiration or other termination of this lease, provided, however, that the Lessors shall have the right to require the Lessee to remove such fixtures at the Lessee's cost upon such termination of this lease, or notwithstanding the above, that the Lessee shall have the right to remove such fixtures at the Lessee's cost upon such termination of this lease if such removal can be effected a) without damage to Lessors' Property or b) if Lessee either restores the leased property in a good and workmanlike manner after such removal or pays Lessors acceptable sums to accomplish such repair.

         8. DAMAGE BY FIRE OR OTHER CASUALTY. If the leased property is damaged by fire or other casualty to any extent, the Lessee shall rebuild and repair the leased property. In the event of damage by fire or other casualty, the rent payable under this lease shall abate, in proportion to the impairment of the use that can reasonable be made of the property for the purpose permitted by this lease, until the property is rebuild and repaired. In no event shall such abatement be for more than six (6) months of the total term of this lease. Lessee shall be entitled to receive any insurance proceeds payable to it as a result of such fire or casualty and shall apply such proceeds to the reconstruction of the leased property to specifications not less than the building or buildings as they existed prior to said fire.

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

         9. EMINENT DOMAIN: If the leased property, or any part thereof, is taken by eminent domain, this lease shall expire on the date when the leased property shall be so taken, and the rent shall be apportioned as of that date. No part of any award shall belong to the Lessee. Notwithstanding the provisions of this lease, Lessee shall have the right to make a separate claim with the condemning authority for the value of Lessee's property and/or moving and relocation expenses; provided, however, that such separate claim shall not reduce or adversely affect the amount of Lessors' award.

         10. WAIVER OF EXEMPTION: Any constitutional or statutory exemption of the Lessee or any assignee or sub-lessee of any property usually kept on the leased premises from distress or forced sale is waived.

         11. ADDRESSES: All rent payable and notice given under this lease to the Lessors shall be paid and given at Post Office Box 510, Tallahassee, FL 32302, or such other place as the Lessors shall specify in writing. All notices given under this lease to the Lessee or any assignee or sub-lessee of the Lessee shall be given at the leased premises with a copy to W. Warner Peacock, First Team Management, Inc., 2628 Edgewater Drive, Orlando, Florida 32804, or such other place as Lessee shall specify in writing. Any notice properly mailed by certified mail, postage and fee prepaid, shall be deemed delivered when mailed, whether received or not.

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

         12. REMEDIES FOR FAILURE TO PAY RENT: If any rent required by this lease shall not be paid within thirty (30) days of the due date, the Lessors shall have the option to:

             a. Terminate this lease, resume possession of the property for their own account, and recover immediately from the Lessee the difference between the total rent specified in the lease and the fair rental value of the property for the remainder of the term, reduced to present worth.

             b. Resume possession and re-lease or rent the property for the remainder of the term for the account of the Lessee and recover f rom the Lessee, at the end of the term or at the time each payment of rent comes due under this lease as the Lessors may choose, the difference between the rent specified in the lease and the rent received on the re-leasing or renting.

         In either event, the Lessors shall also recover all expenses incurred by reason of the breach, including a reasonable attorney's fee.

         13. REMEDIES FOR BREACH OF AGREEMENT: If either the Lessors or the Lessee shall fail to perform or shall breach any agreement of this lease other than the agreement of the Lessee to pay rent for thirty (30) days after a written notice specifying the performance required shall have been given to the party failing to perform, the party so giving notice may institute action in a court of competent jurisdiction to terminate this lease or to compel performance of the agreements arid the prevailing party in that litigation shall be paid by the losing


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

party all expense of such litigation including a reasonable attorney's fee.

         14. TERMINATION OF LEASE: This lease shall be terminated immediately if the Lessee shall become insolvent or bankrupt (including a reorganization) or make an assignment for the benefit of creditors.

         15. INSURANCE AND LIABILITY: It is agreed that the Lessee will keep in force adequate fire and extended coverage insurance covering the leased property and the Lessors shall be named as an additional insured and shall be furnished a certificate of insurance in an amount equal to the replacement cost coverage of the leased property.

         The Lessee covenants and agrees not to do or suffer anything to be done by which persons or property in or about or adjacent to the leased premises may be injured or endangered; and the Lessee agrees to indemnify and save the lessors harmless from any claims of any persons for injuries to life, person or property by reason of anything done, or permitted to be done or suffered, or omitted to be done by the Lessee in and about the occupation of said premises. In addition, the Lessee shall furnish the Lessors with a certificate of insurance showing liability insurance covering the premises to be in force in an amount not less than $4,000,000.00 per occurrence, said coverage to be afforded by an insuror approved by the Lessors, but such approval shall not be unreasonably withheld.

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

         16. TAXES AND UTILITIES: The Lessee agrees to pay all accounts for water, lights, telephone, gas and any and all other utilities used in connection with the leased premises. Lessor represents and warrants all such utilities are available to the leased property in sufficient force and quantity for its intended use.

         The Lessee will pay all ad valorem taxes levied against the leased premises when due, and shall furnish to the Lessors official receipts of the appropriate taxing authority or other proof satisfactory to the Lessors evidencing payment.

         The Lessee shall pay any and all sales or use taxes due or assesses because of this lease.

         17. OPTION TO PURCHASE: In consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration in hand paid by Lessee to Lessors and in further consideration of the mutual promises and benefits flowing between the parties hereto, it is hereby agreed between Lessors and Lessee as follows:

             a. OPTION GRANT. The Lessors hereby grant unto the Lessee the exclusive right to purchase the Property on the terms and conditions set forth below.

             b. OPTION TERM. The term of this option shall commence on the eighth (8th) anniversary of the date of execution of this Lease and shall continue until the end of the lease term.

             c. EXERCISE OF OPTION. If the Lessee elects to exercise the option granted herein, it shall furnish at least



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

sixty (60) days advance written notice.

             d. PURCHASE PRICE AND METHOD OF PAYMENT. In the event Lessee elects to purchase the Property, the purchase price to be paid by the Lessee to the Lessors shall be THREE MILLION ONE HUNDRED THOUSAND DOLLARS ($3,100,000.00). The purchase price shall be paid to the Lessors at the time of Closing by cash, certified check, cashier's check drawn on a bank situated in Tallahassee, Florida, acceptable to the Lessors, or by wire transfer of funds.

             e. EVIDENCE OF TITLE. Not later than thirty (30) days after the execution of the Agreement, Lessors shall, at Lessee's sole option and expense, deliver a commitment for a policy of Leasehold Title Insurance (the "Commitment") in an amount insuring Lessee under this Lease, which shall be written on a title insurance company satisfactory to the Lessee. Copies of all documents constituting the exceptions referred to in the Commitment shall be attached thereto. Other than taxes for the year 1988 and all subsequent years, Lessee shall have the unqualified right to approve all exceptions and matters of tittle, which shall in all respects be satisfactory to Buyer. Within five (5) days after receipt, Lessee's counsel. shall notify Lessors' counsel in writing of any matters in the binder which are unacceptable. Lessors shall then have twenty (20) days to cure defects or otherwise satisfy Lessee's valid objections or to notify Lessee that the alleged defects cannot be cured by the exercise of reasonable diligence and/or the expenditure


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

of not more than $25,000. If Lessors so notify the Lessee, Lessee shall have ten (10) days to cancel the Agreement or waive the defects.

             g. SURVEY. At any time while this Lease is in effect, Lessee may have the Property surveyed at Lessee's sole cost and expense.

             h. EXPENSES, PRORATION AND CONVEYANCE. The Lessors shall pay for documentary stamps on the Deed and the Lessee shall pay for recording the deed. At Closing Lessee shall deliver the cash required to close and Lessors shall convey title to Lessee by general warranty deed.

             i. REPRESENTATION OF OWNERSHIP. The Lessors covenant that Lessors are the fee simple owners of the Property subject to no liens or encumbrances of any type.

             j. HAZARDOUS WASTE. At the commencement of the term of this lease, there are no pollutants, contaminants, petroleum products or by-products, asbestos or other substances, whether hazardous or not, on or beneath the surface of the Property, which Lessors or any other person or entity have placed, caused or allowed to be placed upon the Property, and which have caused or may cause any investigation by any agency or instrumentality of government, which are or may be on the Property in violation of any law or regulation of any local, state or federal government or which are or may be a nuisance or health threat to occupants of the Property or other residents of the area. Lessors hereby agree to indemnify Lessee against any claim, loss, liability,


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

or obligation which may accrue against Lessee as a result of the breach of any representation or warranty set forth in this agreement.

             k. CLOSING DATE. This option shall be closed at the offices of Douglass, Cooper, Coppins & Powell, 211 East Call Street, Tallahassee, FL 32301 not later than one hundred twenty (120) days after notice of exercise.

             l. CLOSING PROCEDURE. At the Closing, the parties shall deliver the following duly executed documents and funds:

                (1) By Lessors:

                    (i) A statutory Warranty deed conveying fee simple title to the Property to Lessee.

                    (ii) A no-lien affidavit in a form satisfactory to Lessee's attorney.

                    (iii) An Owner's Title Commitment showing no change from the Commitment to be issued under Paragraph 17(e), in the amount of THREE MILLION ONE HUNDRED THOUSAND DOLLARS ($3,100,000.00).

                    (iv) Such other instruments and documents provided in this Option and as may be reasonable required in order to consummate the transaction herein contemplated.

                (2) By Lessee:

                    (i) A certified check or a cashier's check drawn on a bank situated in Tallahassee, Florida, acceptable to the Lessors, payable to the order of Lessors for the cash to close or a wire transfer of said funds to a bank account


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

designated by Lessors.

         18. QUIET ENJOYMENT: The Lessors covenant and agree that Lessee, on paying said monthly rent and performing the covenants herein, shall and may peaceably and quietly hold and enjoy the Property for the term aforesaid.

         19. HAZARDOUS WASTE: Beginning on the date of the execution of this lease and continuing throughout the lease term, no pollutants, contaminants, petroleum products or by-products, asbestos or other substances, whether hazardous or not, shall be placed, caused or allowed to be placed on or beneath the surface of the Property by Lessee or any other person or entity, which such substances are in violation of any law or regulation of any local state or federal government or which are or may be a nuisance or health threat to occupants of the Property or other residents of the area. Lessee hereby agrees to indemnify Lessors against any claim, loss, liability, obligation which may accrue against Lessors as a result of the breach of any representation or warranty set forth in this agreement.

Signed in the presence of:       LESSORS:

/s/ Janis W. Piotrowski          /s/ E.W. Richardson, Jr.          (SEAL)
-----------------------------    ----------------------------------------
                                 E. W. RICHARDSON, JR.

/s/ [illegible]                  /s/ Frank S. Shaw, Jr.            (SEAL)
-----------------------------    ----------------------------------------
As to E. W. Richardson, Jr.      FRANK S. SHAW, JR.
and Frank S. Shaw, Jr.

/s/ Augusta Durden               /s/ Sarah C. Shaw                 (SEAL)
-----------------------------    ----------------------------------------
                                 SARAH C. SHAW

/s/ Janis W. Piotrowski          /s/ Mary Lowry Shaw               (SEAL)
-----------------------------    ----------------------------------------
As to Sarah C. Shaw and          MARY LOWRY SHAW
Mary Lowry Shaw


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

                                 LESSEE:

/s/ [illegible]                  TALLAHASSEE MOTORS, INC.
-----------------------------

/s/ [illegible]                  By /s/ R. Higginbotham
-----------------------------       ----------------------------------------
                                    President


STATE OF FLORIDA

COUNTY OF LEON

         The foregoing instrument was acknowledged before me this 1st day of July, 1988, by E. W. RICHARDSON, JR. and FRANK S. SHAW, JR.


                                 /s/ Janis W. Piotrowski
                                 -----------------------------------------
                                 Notary Public

                                 JANIS W. PIOTROWSKI
                                 Notary Public, State of Florida at Large
                                 My Commission Expires July 21, 1988
                                 Bonded Thru Troy Fain Insurance, Inc.


STATE OF FLORIDA

COUNTY OF LEON

         The foregoing instrument was acknowledged before me this 30th day of June, 1988, by SARAH C. SHAW and MARY LOWRY SHAW.


                                 /s/ Janis W. Piotrowski
                                 -----------------------------------------
                                 Notary Public

                                 JANIS W. PIOTROWSKI
                                 Notary Public, State of Florida at Large
                                 My Commission Expires July 21, 1988
                                 Bonded Thru Troy Fain Insurance, Inc.

STATE OF FLORIDA

COUNTY OF LEON

         The foregoing instrument was acknowledged before me this 1st day of July, 1988, by Richard Higginbotham, President of TALLAHASSEE MOTORS, INC., a Florida corporation, on behalf of the corporation.


                                 /s/ Janis W. Piotrowski
                                 -----------------------------------------
                                 Notary Public

                                 JANIS W. PIOTROWSKI
                                 Notary Public, State of Florida at Large
                                 My Commission Expires July 21, 1988
                                 Bonded Thru Troy Fain Insurance, Inc.

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

                                    GUARANTY

         Performance of the foregoing lease by Tallahassee Motors, Inc., is fully guaranteed by the undersigned.

Signed in the presence of:          SERRA INVESTMENTS, INC.

/s/ [illegible]                     BY /s/ Albert Serra         (SEAL)
-------------------------------       --------------------------------
                                      ALBERT SERRA, as
/s/ Patricia J. Goodson               President
-------------------------------



/s/ [illegible]                     /s/ Don Mealey                   (SEAL)
-------------------------------     ---------------------------------------
                                    DON MEALEY
/s/ [illegible]
-------------------------------



STATE OF MICHIGAN

COUNTY OF Collin

                  The foregoing instrument was acknowledged before me this 14th day of July, 1988, by ALBERT SERRA, President of SERRA INVESTMENTS, INC., a Michigan corporation.


                                 /s/ Kenneth W. Coleman
                                 -----------------------------------------
                                 Notary Public

                                 KENNETH W. COLEMAN
                                 Notary Public, State of Texas
                                 My Commission Expires July 31, 19__


STATE OF FLORIDA

COUNTY OF Orange

                  The foregoing instrument was acknowledged before me this 12th day of July, 1988, by DON MEALEY.


                                  /s/ [illegible]
                                  ------------------------------------------
                                  Notary Public

                                  Notary Public State of Florida at Large
                                  My Commission expires Feb. 17, 1990


This instrument prepared by:

W. Dexter Douglass
Douglass, Cooper, Coppins & Powell
Post Office Box 1674
Tallahassee, FL  32302

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